EXHIBIT 10.2
PURCHASE AND SALE AGREEMENT

This Agreement, made this 6th day of July, 2010, by and between FAMOUS PRODUCTS, INC., a Colorado corporation (hereinafter referred to as "Purchaser"), and DNA BEVERAGE CORPORATION, a Nevada corporation, (hereinafter referred to as "Seller"), who hereby agree as follows:

R E C I T A L S

WHEREAS, the Seller owns certain assets, all more fully described in Exhibit "A", attached hereto and incorporated herein as if set forth (the "Assets"), is obligated to pay certain liabilities as more fully described in Exhibit "B", attached hereto and incorporated herein as if set forth (the "Liabilities") and has certain rights and obligations pursuant to various contracts (the “Contracts”) (the Assets, Liabilities and Contracts hereinafter jointly referred to as the “Conveyed Items”); and

WHEREAS, the parties hereto have executed that certain Share Exchange Agreement dated even date hereof wherein Seller has agreed to assign all of the issued and outstanding securities of its wholly owned subsidiary, Grass Roots Beverage Corp., to Purchaser, which together with the Conveyed Items constitutes all of the assets and liabilities of Seller; and

WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell the Assets to Purchaser, Seller has agreed to assume Purchaser’s Liabilities and the rights and obligations contained in the Contracts pursuant to the terms and conditions contained herein;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in consideration of the premises and the covenants, agreements, representations, warranties and payments hereinafter contained, the parties hereto covenant and agree as follows:

1.           Purchase of Assets.

1.01.                      Purchase.  Upon the terms and subject to the conditions hereof, the Seller agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase from the Seller, all of the Seller's right, title and interest in and to the Assets, as well as all rights applicable to the Contracts.

2.           Purchase Price and Payment.

2.01.                      Payment.  In consideration for the assignment of the Assets, Purchaser shall: (i) issue an aggregate of Two Hundred Fifty Thousand (250,000) shares of its “restricted” (as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended)
Common Stock, par value $0.001 per share to Seller (the "Shares").

3.           Assumed Liabilities and Contract Obligations and Payment of Taxes.

3.01.                      Assumption of Liabilities and Contract Obligations.  The Purchaser will assume all of the Liabilities of the Seller, as well as all of the obligations pursuant to any applicable Contracts.

3.02           Personal Property Taxes.  At such time as the same becomes due and payable, taxes for the year 2010, if any, shall be pro-rated as of the date of Closing.  Thereafter, taxes and assessments shall be the obligation of and shall be paid by the Purchaser.

4.           Representations and Warranties of the Seller.

The Seller represents and warrants to the Purchaser as follows, with the intent that the Purchaser shall rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein.

4.01.                      Corporate Status.  The Seller is a corporation duly incorporated, validly existing and in good standing under the laws the State of Nevada and has the power and capacity to own and dispose of the Assets and Liabilities and to assign the Contracts and to carry on the Seller's business as now being conducted by it and to enter into this Agreement and to carry out its terms to the full extent.

4.02.                      Authority to Sell.  The execution and delivery of this Agreement and the completion of the transaction contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Seller and this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

4.03.                      Sale Will Not Cause Default.  To the best of Seller's information, knowledge and belief, neither the execution and delivery of this Agreement, nor the completion of the purchase and sale contemplated herein, will:

(a)           violate any of the terms and provisions of the Articles of Incorporation or bylaws of the Seller, or any order, decree, statute, bylaw, regulation, covenant, or restriction applicable to the Seller or any of the Conveyed Items;

(b)           result in any fees, duties, taxes, assessments or other amounts relating to any of the Conveyed Items becoming due or payable other than sales tax payable by Purchaser in connection with the purchase and sale, if any.

4.04.                      Assets.  The Seller owns and possesses and has a good and marketable title to the Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, whether secured or unsecured and whether arising by reason of statute or otherwise howsoever.

4.05.                      Litigation.  There is no litigation or administrative or governmental proceeding or inquiry pending, or to the knowledge of the Seller, threatened against or relating to the Seller, the Seller's business, or any of the Conveyed Items, nor does the Seller know of or have reasonable grounds for believing that there is any basis for any such action, proceeding or inquiry.

4.06.                      Conformity with Laws.  The Seller has not sought and obtained any governmental licenses and permits required for the conduct in the ordinary course of the operations of the Seller's business and the uses to which the Assets have been put.

4.07.                      Accuracy of Representations.  No certificate furnished by or on behalf of the Seller to the Purchaser at the time of Closing in respect of the representations, warranties or covenants of the Seller herein will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and all of the representations and warranties of the Seller shall be true as at and as if made at the time of Closing.

4.08.                      Representations Relating to Issuance of Purchaser's Common Stock.  Seller hereby represents and warrants to Purchaser as follows:

(i)  The Common Shares to be acquired by Seller is solely for its account and for investment and Seller has no plan, intention, contract, understanding, agreement or arrangement with any person to sell, assign, pledge, hypothecate or otherwise transfer to any person the Shares or securities issuable on conversion thereof, or any portion thereof, except to its shareholders upon the issuance of an order of effectiveness by the US Securities and Exchange Commission relating to Purchaser’s proposed registration statement on Form S-4 to be filed following the Closing herein, or in the case of Seller's voluntary dissolution or liquidation, which assignment of the Shares shall occur as a matter of law;

(ii) Seller understands that neither the Shares nor the sale thereof to it has been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws.  Seller understands that as of the date hereof no registration statement has been filed with the United States Securities and Exchange Commission, nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder of the Shares by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming.  Seller understands that it cannot sell the Shares unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available.  In this connection, Seller understands that the

Purchaser has advised the Transfer Agent for the Common Shares that the Shares are "restricted securities" under the 1933 Act and that they may not be transferred by Seller to any person without the prior consent of the Purchaser, which consent of the Purchaser will require an opinion of Seller's counsel to the effect that, in the event the Shares are not registered under the 1933 Act, any transfer as may be proposed by Seller must be entitled to an exemption from the registration provisions of the 1933 Act.  To this end, Seller acknowledges that a legend to the following effect will be placed upon the certificate(s) representing the Shares and that the Transfer Agent has been advised of such facts:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

Seller understands that the foregoing legend on its certificate for the Shares limits their value, including their value as collateral.

5.           Covenants of the Seller.

5.01.                      Conduct of the Business.  Until the time of Closing, the Seller shall conduct the Seller's business only in the ordinary course and will use its best efforts to maintain the preserve the Conveyed Items intact and to preserve for the Purchaser its relationship with its lessors, suppliers, customers and others having business relations with it.

5.02.                      Access by Purchaser.  The Seller will give to the Purchaser and Purchaser's counsel, accountants and other representatives full access, during normal business hours throughout the period prior to the time of Closing, to all of the properties, books, contracts, commitments and records of the Seller relating to all aspects of the Seller's business relevant to the Conveyed Items herein and will furnish to the Purchaser during such period all such information as the Purchaser may reasonably request.

5.03.                      Covenants of Indemnity.  The Seller, its successors and assigns, will indemnify and hold harmless the Purchaser from and against:

(a)           any and all damage or deficiencies resulting from any misrepresentation, breach of warranty, non-fulfillment of any covenant on the part of the Seller under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser hereunder;

(b)           any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to the foregoing.

6.           Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Seller as follows, with the intent that the Seller shall rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein.

6.01.                      Status of Purchaser.  The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has the power and capacity to enter into this Agreement and carry out its terms.

6.02.                      Authority to Purchase.  The execution and delivery of this Agreement and the completion of the transaction contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser and this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

6.03.                      Sale Will Not Cause Default.  Neither the execution and delivery of this Agreement, nor the completion of the purchase and sale contemplated herein, will:

(a)           violate any of the terms and provisions of the Articles of Incorporation or bylaws of the Purchaser, or any order, decree, statute, bylaw, regulation, covenant, or restriction applicable to the Purchaser;

(b)           result in any fees, duties, taxes, assessments or other amounts relating to any of the Assets becoming due or payable.

6.04.                      Accuracy of Representations.  No certificate furnished by or on behalf of the Purchaser to the Seller at the time of Closing in respect of the representations, warranties or covenants of the Purchaser herein will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and all of the representations and warranties of the Purchaser shall be true as at and as if made at the time of Closing.

6.05.                      Purchaser's Indemnification of Seller.  The Purchaser, its successors and assigns, will indemnify and hold harmless the Seller and its shareholders (in the case of Seller's voluntary dissolution or liquidation), from and against any and all damage or deficiencies resulting from any misrepresentation, breach of warranty, non-fulfillment of any covenant on the part of Purchaser under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Seller hereunder.

7.           Survival of Representations, Warranties and Covenants.

7.01.                      Seller's Representations, Warranties and Covenants.  All statements contained in any certificate or other instrument delivered by or on behalf of the Seller pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Seller.  All representations, warranties, covenants and agreements made by the

Seller in this Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the time of Closing and any investigation at any time made by or on behalf of the Purchaser and shall continue in full force and effect for the benefit of the Purchaser.

7.02.                      Purchaser's Representations, Warranties and Covenants.  All statements contained in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Purchaser.  All representations, warranties, covenants and agreements made by the Purchaser in this Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the time of Closing and any investigation at any time made by or on behalf of the Seller and shall continue in full force and effect for the benefit of the Seller.

8.           Conditions Precedent to the Obligations of the Purchaser.  All obligations of the Purchaser under this Agreement are subject to the fulfillment at or prior to the time of Closing of the conditions hereinafter enumerated.

8.01.                      Seller's Representations and Warranties.  The Seller's representations and warranties contained in this Agreement and in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true at an as at the time of Closing as if such representations and warranties were made at and as of such time.

8.02.                      Seller's Covenants.  The Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the time of Closing.

9.           Conditions Precedent to the Obligations of the Seller.  All obligations of the Seller under this Agreement are subject to the fulfillment, prior to the time of Closing, of the conditions hereinafter enumerated.

9.01.                      Purchaser's Representations and Warranties.  The Purchaser's representations and warranties contained in this Agreement and in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true at an as at the time of Closing as if such representations and warranties were made at and as of such time.

9.02.                      Purchaser's Covenants.  The Purchaser shall have performed and complied with all covenants, agreement and conditions required by this Agreement to be performed or complied with by it at or prior to the time of Closing.

9.03.                      Closing Date.  The Agreement shall have closed by July 15, 2010.

10.           Closing.

10.01.                      Time of Closing.  Subject to the terms and conditions hereof, the transaction contemplated herein shall be completed at a closing to be held at 10:00 a.m. on the first business day following execution of this Agreement by the parties hereto (the “Closing"), or such other date and time that the parties hereto may so agree in the future.

10.02.                      Place of Closing.  The Closing shall take place at the offices of counsel to the Seller, 12835 E. Arapahoe Road, Tower 1 Penthouse #803, Centennial, CO 80112.

10.03.                      For Delivery by the Seller.  At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

(a)           all transfer and assignments in form and content satisfactory to the Purchaser's counsel, appropriate to effectively vest a good and marketable title to the Assets in the Purchaser to the extent contemplated by this Agreement and immediately registrable in all places where registration of such instruments is required;

(b)           possession of the Assets; and

(c)           certified copies of such resolutions of the shareholders (if necessary) and directors of the Seller as are required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Seller pursuant thereto.

10.04.                      For Delivery by the Purchaser.  At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller a certificate or certificates for the Shares

10.05.                      Possession.  Purchaser shall be entitled to possession of the Assets herein described as of 12:00 noon on the Effective Date herein and Seller shall deliver the Assets to Purchaser at said time, provided that Purchaser has fully complied with the terms and conditions contained herein.

10.06.                      Effective Date.  The Effective Date of the transaction contemplated herein shall be the date in which the requirements of Sections 10.03 through 10.05 have been successfully consummated.

11.           Seller's Risk of Loss.  From the date hereof to the time of Closing, the Assets shall be remain at the risk of the Seller.  If any of the Assets shall be lost, damaged or destroyed prior to the time of Closing, the Purchaser may, in lieu of terminating this Agreement, elect by notice in writing to the Seller to complete the purchase to the extent possible without reduction of the purchase price, in which event all proceeds of any insurance or compensation in respect of such loss, damage or destruction shall be payable to the Purchaser and all right and claim of the Seller to any such amounts not paid by the time of Closing shall be assigned to the Purchaser.

12.           Further Assurances.  The parties hereto shall execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

13.           Notices.  All notices required or permitted to be given hereunder shall be in writing and personally delivered to the address of the intended recipient at such address as may from time to time be notified by any of the parties hereto.

14.           Entire Agreement.  This Agreement constitutes the entire Agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise and no agreements collateral hereto other than as expressly set forth or referred to herein.

15.           Time of the Essence.  Time shall be of the essence of this Agreement.

16.           Applicable Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado.

17.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

18.           Captions.  The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

19.           Attorney Fees.  If a dispute arises between the parties hereto and such dispute can only be resolved by litigation then, in such case, the prevailing party in such litigation shall be entitled to recover all costs of such action, including but not limited to, reasonable attorneys fees.

20.           Counterparts; Facsimile or Electronic Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine, telecopier or electronic transmission is to be treated as an original document.  The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, a facsimile, telecopy or electronically transmitted document is to be re-executed in original form by the parties who executed the facsimile, telecopy or electronically transmitted document.  No party may raise the use of a facsimile machine, telecopier machine or electronic transmission as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

FAMOUS PRODUCTS, INC.

By:  s/John Quam___________________________
Its:   President______________________________

SELLER:

DNA BEVERAGE CORPORATION

By:  s/Darren Marks_________________________
Its:   President______________________________

EXHIBIT "A"

List of Assets

EXHIBIT “B”

List of Liabilities

EXHIBIT “C”

List of Contracts